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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: July 15, 2004
                        (Date of earliest event reported)
                                  ____________

                              LTC PROPERTIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       MARYLAND                     1-11314                    71-0720518
---------------------------  -----------------------       -------------------
 (State of Incorporation or  (Commission File Number)       (I.R.S. Employer
      Organization)                                        Identification No.)

                       22917 PACIFIC COAST HWY, SUITE 350
                            MALIBU, CALIFORNIA 90265
                                 (310) 455-6010
                     (Address of Principal Executive Offices
                                  and Zip Code)

ITEM 5.  OTHER EVENTS

     In conjunction with this Current Report we have filed a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is incorporated herein by reference (SEC File No. 333-113847). The Prospectus Supplement describes the issuance and sale to the public of an additional 2,640,000 shares (the "Shares") of our 8.0% Series F Cumulative
Preferred Stock (the "Series F Preferred Stock") in a registered direct placement at $23.64 per share. Net proceeds to the Company, prior to fees and expenses, are expected to be approximately $62.4 million. Prior to the sale and issuance of the Shares, the Company has 4,000,000 shares of Series F Preferred Stock issued, outstanding and listed on the New York Stock Exchange. The Series F Preferred Stock has no stated maturity and may be redeemed by the Company on or after February 23, 2009.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS
    --------
4.1 Articles Supplementary Classifying an Additional 2,640,000 Shares of Series F Preferred Stock of the Registrant

5.1 Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP regarding the legality of the Shares being registered

8.1  Tax Opinion of Reed Smith, LLP

10.1 Form of Purchase Agreement dated as of July 15, 2004 by and between the Registrant and the Purchasers of the Shares

10.2 Placement Agent Agreement dated as of July 15, 2004 by and between the Registrant and Cohen & Steers Capital Advisors, LLC

12.1 Statement regarding Computation of Ratios of Earnings to Fixed Charges and Combined Earnings to Fixed Charges and Preferred Stock Dividends

23.1 Consent of Ballard, Spahr, Andrews & Ingersoll, LLP (contained in Exhibit 5.1)

23.2 Consent of Reed Smith, LLP (contained in Exhibit 8.1)

23.3 Consent of Ernst & Young LLP, Independent Auditors

99.1 Press Release dated July 16, 2004

99.2 Press Release dated July 20, 2004

                                  Page 2 of 3

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 20, 2004               LTC PROPERTIES, INC.
                            ("Registrant")


                            By: /s/ WENDY L. SIMPSON
                                ---------------------------------------------
                                Wendy L. Simpson,
                                Vice Chairman and Chief Financial Officer
                                (Principal Financial and Accounting Officer)



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